Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC.

LETTER OF TRANSMITTAL

To Tender for Exchange

5.625% Senior Unsecured Notes due 2026 CUSIP # 91359V AA5 and CUSIP # 91359V AB3 (the “Old Notes”)

for

5.625% Senior Unsecured Notes due 2026 that have been registered under the Securities Act of 1933 (the “Securities Act”) CUSIP # 91359V AC1 (the “New Notes”)

PURSUANT TO THE PROSPECTUS

DATED                 , 2022

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON [•] UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

The Exchange Agent for the Exchange Offer is:

UMB BANK, N.A.

Deliver to:

By Hand, Overnight Delivery or Mail	By Facsimile Transmission

(Registered or Certified Mail Recommended):	(for eligible institutions only):

UMB Bank, N.A. 5555 San Felipe St., Suite 870	(214) 389-5949

Houston, TX 77056	Attn: Corporate Trust Officer/Mauri J. Cowen

Attn.: Corporate Trust Officer/Mauri J. Cowen

For any questions regarding this letter of transmittal or for any additional information, you may contact the Exchange Agent by calling (713) 300-0587 or emailing Mauri.Cowen@umb.com.

Delivery of this letter of transmittal (this “Letter of Transmittal”) to an address other than as set forth above or transmission via facsimile will not constitute a valid delivery. Only hard copies of this Letter of Transmittal or presentations via ATOP through the Depository Trust Company (“DTC”) will be accepted. DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through ATOP to DTC, which will edit and verify the acceptance and send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. Accordingly, this Letter of Transmittal need not be completed by holders tendering through ATOP. However, by using the ATOP procedures to tender and exchange Old Notes, each holder will be bound by the terms of this Letter of Transmittal and the terms of the Exchange Offer, as described in the Prospectus and this Letter of Transmittal , and will be deemed to have made the acknowledgements and the representations and warranties contained in this Letter of Transmittal.

The Exchange Offer is not being made to, nor will tenders for exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Preliminary Instructions

The undersigned hereby acknowledges receipt of the prospectus dated                , 2022 (as it may be amended or supplemented from time to time, the “Prospectus”) of Universal Insurance Holdings, Inc. (the “Company”) and this Letter of Transmittal, which together describe the Exchange Offer whereby the Company is offering to exchange its 5.625% Senior Unsecured Notes due 2026 (in global or certificated form, as applicable) (CUSIP # 91359V AA5 and CUSIP # 91359V AB3) (the “Old Notes”) that were issued in a private placement on November 23, 2021 for a like principal amount of its 5.625% Senior Unsecured Notes due 2026 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global form or if required by accredited investors, in certificated form, as applicable) (CUSIP # 91359V AC1) (the “New Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act and, as a result, will not bear any legend restricting their transfer; the New Notes bear a different CUSIP number from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes or otherwise; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.

This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer.

The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of the Old Notes of any extension before 9:00 a.m. Eastern Time on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange, but is subject to certain customary conditions, as set out in the Prospectus.

There is no procedure for guaranteed late delivery of the Old Notes in connection with this Exchange Offer.

BENEFICIAL OWNERS OF OUTSTANDING OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH BENEFICIAL OWNERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). The undersigned is the beneficial owner of all the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of any portion of the Tendered Notes in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Tendered Notes with the full power of substitution to (i) deliver certificates for the Tendered Notes to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (ii) present the Tendered Notes for transfer on the books of the Company and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms and conditions of the Exchange Offer. The power of attorney granted in this paragraph shall be an irrevocable power coupled with an interest.

The undersigned hereby represents and warrants that the undersigned (i) owns the Tendered Notes and is entitled to tender such Tendered Notes and (ii) has full power and authority to tender, exchange, assign and transfer the Tendered Notes and to acquire New Notes issuable upon the exchange of such Tendered Notes tendered herewith, and that when such Tendered Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind when the same are accepted by the Company and that the information set forth herein is correct.

The undersigned hereby represents and warrants that:

(1) any New Notes that the undersigned receives will be acquired in the ordinary course of business;

(2) the undersigned is not participating in the Exchange Offer with a view to distribute any New Notes nor does the undersigned have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

(3) the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act);

(4) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, the undersigned acquired those Old Notes as a result of market-making or other trading activities, and the undersigned will satisfy any applicable prospectus delivery requirements in connection with any resale of the New Notes; and

(5) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.

The undersigned acknowledges that the Exchange Offer is being conducted in reliance on interpretations of the Securities Act by the staff of the SEC set forth in several “no-action” letters issued to other parties, that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business; such holders do not have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes; such holders are not broker-dealers registered under the Exchange Act, and are not engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and such holders are not acting on behalf of any person who could not truthfully make these statements.

Any holder of Old Notes (1) who is an affiliate of the Company, (2) who does not acquire the New Notes in the ordinary course of business, (3) who participates in or intends to participate in the Exchange Offer for the purpose of, or with a view to, distributing the New Notes or (4) is a broker-dealer who purchased the Old Notes directly from the Company (x) will not be able to rely on the interpretations of the staff of the SEC set forth in the “no-action” letters described above, (y) will not be able to tender Old Notes in the Exchange Offer and (z) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements. The undersigned acknowledges that the Company has not sought or received its own “no-action” letter from the staff of the SEC with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that the Company may rely upon each of the representations and covenants in this Letter of Transmittal for purposes of the Exchange Offer.

The undersigned understands that all resales of the New Notes must be made in compliance with applicable state securities or “blue sky” laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the New Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Company assumes no responsibility regarding compliance with state securities or blue sky laws in connection with resales.

For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly Tendered Notes if and when the Company has given oral or written notice to the Exchange Agent of its acceptance of such Tendered Notes.

The undersigned will, upon request, execute and deliver any additional documents to the Company deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall not be affected by, and shall survive the death, bankruptcy or incapacity of, the undersigned. The undersigned understands that tenders of the Tendered Notes pursuant to the procedures described in the Prospectus and the instructions herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions set forth herein and in the Prospectus, subject only to withdrawal of such Tendered Notes on the terms set forth in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY

BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I

DESCRIPTION OF TENDERED NOTES

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)*	Aggregate Principal Amount Tendered**
Total:

*	Need not be completed by book-entry holders.
**

Tenders of the Old Note(s) must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. Unless otherwise indicated in this column, a beneficial owner will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2.

BOX II SIGNATURE (See Instructions 1 and 3)
Signatures by Tendering Beneficial Owners	Date	Telephone Number(s)

BOX III

ATTENTION BROKER-DEALERS

☐ CHECK HERE IF THE UNDERSIGNED OR ANY BENEFICIAL OWNER OF TENDERED NOTES IS A BROKER-DEALER:

☐ CHECK HERE IF THE UNDERSIGNED BROKER-DEALER WISHES TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

For any Tendered Notes, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Tendered Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instruction 3.

Name(s)

(Please Type or Print)

Capacity(ies)

Address(es)

(Including Zip Code)

Telephone Number(s)

UNIVERSAL INSURANCE HOLDINGS, INC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes. A beneficial owner of Old Notes may tender the same by (i) if the undersigned’s Old Notes were issued in physical form, properly completing and duly executing this Letter of Transmittal and delivering the same, together with the physical Old Notes being tendered and all other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below. Beneficial owners of Old Notes must cause (a) a properly transmitted “agent’s message” (as defined in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes”) to be received by the Exchange Agent through ATOP prior to 5:00 p.m., Eastern Time, on the Expiration Date and (b) a timely confirmation of a book-entry tender of the Old Notes into the Exchange Agent’s account at DTC through ATOP pursuant to the procedure for book-entry transfer described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old notes” to be received by the Exchange Agent prior to 5:00 p.m. Eastern Time on the Expiration Date.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OLD NOTES AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER, AND EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO PERMIT TIMELY DELIVERY. NO OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. If tendering less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes held by a tendering beneficial owner is not tendered, then Old Notes for the principal amount of the Old Notes not tendered and accepted will be returned by credit to the beneficial owner’s account at DTC following the Expiration Date..

Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Instruction 4: Transfer Taxes. Except as described below, the Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•	Tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal ; or

•	a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Instruction 5: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus, in whole or in part, at any time and from time to time in its sole discretion prior to the Expiration Date, subject to applicable law.

Instruction 6: No Conditional Tenders. No alternative, conditional or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by delivery of an agent’s message, waives any right to receive notice of the acceptance of their Tendered Notes for exchange.

Instruction 7: Mutilated, Lost, Stolen or Destroyed Old Notes. Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the front cover hereof for further instructions.

Instruction 8: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all Tendered Notes not validly tendered or any Tendered Notes, the Company’s acceptance of which would, in the Company’s judgment or in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the exchange offer or to waive any defects, irregularities or conditions of tender as to any Tendered Notes either before or after the expiration date. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time period as the Company shall reasonably determine. The Company is not required to waive defects and is not required to notify any holder of defects in its tender. Although the Company intends to request the Exchange Agent to notify holders of defects or irregularities relating to tenders and withdrawals of Tendered Notes, neither the Company, the Exchange Agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Tendered Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Tendered Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent, without expense, to the tendering holders following the Expiration Date. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Instruction 9: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given oral or written notice to the Exchange Agent of its acceptance of such Old Notes. If the Company does not accept any Tendered Notes for exchange or if Tendered Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Tendered Notes will be returned, without expense, to their tendering holder by crediting the holder’s account at DTC, following the expiration or termination of the Exchange Offer.

Instruction 10: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof.